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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-174042 on Form S-4 of our report dated February 25, 2011 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Hertz Global Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2010. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP Florham Park, New Jersey

May 24, 2011

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM